UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 10, 2019

(Date of Report—date of earliest event reported)

Aptose Biosciences Inc.

(Exact Name of Registrant as Specified in Its Charter)

Canada (State or Other Jurisdiction of Incorporation or Organization)	001-32001 (Commission File Number)	98-1136802 (I.R.S. Employer Identification No.)

251 Consumers Road, Suite 1105 Toronto, Ontario M2J 4R3 Canada (Address of Principal Executive Offices)		M2J 4R3 (Zip Code)

(647) 479-9828

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	APTO	The Nasdaq Stock Market

Explanatory Note

On May 7, 2019, Aptose Biosciences, Inc. entered into a common shares purchase agreement (the “Purchase Agreement”) with Aspire Capital Fund, LLC (“Aspire”), pursuant to which Aspire committed to purchase up to an aggregate of $20,000,000 of our common shares at our request from time to time for up to 30 months. On May 10, 2019, we filed with the SEC a prospectus supplement to our effective shelf Registration Statement on Form S-3 (File 333-230218) registering all of the common shares that may be offered to Aspire from time to time. We are filing the opinion of our Canadian counsel, McCarthy Tetrault LLP, relating to the legality of the common shares offered and sold pursuant to the Purchase Agreement, as Exhibit 5.1 hereto.

Item 7.01 Regulation FD Disclosure.

On May 10, 2019, we issued a press release announcing the commencement of previously announced $20.0 million common share purchase agreement with Aspire. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in the press release attached as Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 5.1	Opinion of McCarthy Tetrault LLP

Exhibit 23.1	Consent of McCarthy Tetrault LLP (included in Exhibit 5.1)

Exhibit 99.1	Press Release dated May 10, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2019

APTOSE BIOSCIENCES INC.

By:	/s/ Gregory K. Chow
Name:	Gregory K. Chow
Title:	Senior Vice President & Chief Financial Officer

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